UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2023
THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3100 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices)    (Zip Code)
Registrant’s telephone number, including area code  (847) 402-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALL	New York Stock Exchange Chicago Stock Exchange
5.100% Fixed-to-Floating Rate Subordinated Debentures due 2053	ALL.PR.B	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.100% Noncumulative Preferred Stock, Series H	ALL PR H	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 4.750% Noncumulative Preferred Stock, Series I	ALL PR I	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 7.375% Noncumulative Preferred Stock, Series J	ALL PR J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.07.  Submission of Matters to a Vote of Security Holders.
The Registrant’s annual stockholders meeting was held on May 23, 2023 (the "Annual Meeting") in a virtual format. The current virtual format allows Allstate to reach a broader base of stockholders not limited to those who can travel to an in-person meeting. This allows for greater participation among our stockholders and opportunity for more robust engagement. The virtual format also allows stockholders to submit questions and comments in our online forum both before and during the meeting.

Below are the final vote results of the Annual Meeting.

Proposal 1 - Election of Directors. Twelve directors were elected by a majority of the votes cast for terms expiring at the 2024 annual stockholders meeting.  The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Donald E. Brown	189,668,407	3,800,448	513,078	30,880,548
Kermit R. Crawford	187,110,202	6,388,505	483,226	30,880,548
Richard T. Hume	190,912,382	2,559,063	510,488	30,880,548
Margaret M. Keane	189,834,135	3,722,743	425,055	30,880,548
Siddharth N. Mehta	190,885,442	2,587,101	509,390	30,880,548
Jacques P. Perold	191,023,634	2,439,724	518,575	30,880,548
Andrea Redmond	185,081,161	8,463,847	436,925	30,880,548
Gregg M. Sherrill	190,330,375	3,151,724	499,834	30,880,548
Judith A. Sprieser	186,058,115	7,441,939	481,879	30,880,548
Perry M. Traquina	188,059,399	5,368,933	553,601	30,880,548
Monica Turner	191,781,510	1,764,226	436,197	30,880,548
Thomas J. Wilson	180,922,088	11,837,667	1,222,178	30,880,548

Proposal 2 – Say-on-Pay: Advisory Vote on the Compensation of the Named Executives.  The proposal on the advisory resolution to approve the compensation of the named executives received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
174,570,930	18,236,594	1,174,409	30,880,548

Proposal 3 – Say-on-Frequency: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Named Executives.  The proposal on the advisory resolution to approve the frequency of future advisory votes on the compensation of the named executives received the following votes:

1 Year	2 Years	3 Years	Abstain
184,934,015	497,765	7,851,766	698,387

Proposal 4 – Ratification of the Appointment of Independent Registered Public Accountant. The proposal on ratification of the appointment of Deloitte & Touche LLP as Registrant's independent registered public accountant for 2023 received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results were as follows:

For	Against	Abstain
210,757,099	13,607,161	498,221

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION (Registrant)

	By:	/s/ Leanne N. McWilliams
	Name:	Leanne N. McWilliams
	Title:	Assistant Secretary

Date: May 25, 2023